UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 8, 2023

CVS HEALTH CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-01011	05-0494040
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One CVS Drive, Woonsocket, Rhode Island, 02895

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code: (401) 765-1500

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVS	New York Stock Exchange

Securities registered pursuant to section 12(g) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

 Item 1.01 – Entry into a Material Definitive Agreement

Merger Agreement

On February 7, 2023, CVS Pharmacy, Inc. (“Parent”), a Rhode Island corporation and wholly owned direct subsidiary of CVS Health Corporation (“CVS Health”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Oak Street Health, Inc., a Delaware corporation (“Oak Street Health”), Halo Merger Sub Corp., a Delaware corporation and wholly owned direct subsidiary of Parent (“Merger Sub”), and, for the limited purposes set forth therein, CVS Health, pursuant to which Merger Sub will merge with and into Oak Street Health and Oak Street Health will be the surviving corporation in the Merger and will continue as a wholly owned direct subsidiary of Parent (the “Merger”).

Oak Street Health’s Board of Directors (the “Oak Street Health Board”) has unanimously approved and declared it advisable to enter into the Merger Agreement and resolved to recommend that Oak Street Health’s stockholders approve the adoption of the Merger Agreement.

As a result of the Merger, at the effective time of the Merger (the “Effective Time”), each share of common stock of Oak Street Health, par value $0.001 per share (“Oak Street Health Common Stock”) that is issued and outstanding as of immediately prior to the Effective Time (other than Oak Street Health Common Stock (i) held by Oak Street Health as treasury stock as of immediately prior to the Effective Time, (ii) owned by Parent or any of its subsidiaries (including Merger Sub) as of immediately prior to the Effective Time, (iii) owned by stockholders who have properly exercised appraisal rights under Delaware law and (iv) subject to outstanding Oak Street Health restricted stock awards (each, a “Oak Street Health Restricted Stock Award”)) will be automatically cancelled and converted into the right to receive $39.00 per share in cash, without interest (such per-share price, the “Per Share Price”).

Pursuant to the Merger Agreement, at the Effective Time:

(a)	each outstanding and unexercised option to purchase shares of Oak Street Health Common Stock (each, a “Oak Street Health Stock Option”) that is vested or that, as a result of the Merger, would become vested as of the Effective Time (with any performance conditions applicable to such Oak Street Health Stock Options determined in accordance with the applicable award agreement as of immediately prior to the Effective Time) and has an exercise price per share less than the Per Share Price, will automatically be cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable tax withholdings) equal to the product of the number of shares of Oak Street Health Common Stock subject to such Oak Street Health Stock Option as of immediately prior to the Effective Time multiplied by the excess of the Per Share Price over the exercise price per share of such Oak Street Health Stock Option;

(b)	each outstanding and unexercised Oak Street Health Stock Option that has an exercise price per share that is equal to or greater than the Per Share Price (whether vested or unvested) will be automatically cancelled for no consideration;

(c)	each Oak Street Health Stock Option that is unvested at the Effective Time and not cancelled pursuant to the provisions described in the preceding paragraphs will automatically be cancelled and converted into the contractual right to receive a payment in cash (without interest and subject to applicable tax withholdings) equal to the product of the number of shares of Oak Street Health Common Stock subject to such Oak Street Health Stock Option as of immediately prior to the Effective Time multiplied by the excess of the Per Share Price over the exercise price per share of such Oak Street Health Stock Option (each, a “Converted Option Cash Award”), and each Converted Option Cash Award will be subject to the same terms and conditions (including applicable vesting provisions, but excluding exercise provisions) as applied to the corresponding Oak Street Health Stock Option immediately prior to the Effective Time and will become payable in accordance with the original vesting schedule applicable to the corresponding Oak Street Health Stock Option, except that each Converted Option Cash Award will provide that the unvested portion, if any, of such Converted Option Cash Award will immediately vest and become payable upon a termination of the holder’s employment or services without cause or a resignation by the holder for good reason that occurs within the twelve (12) month period following the Effective Time;

(d)	each Oak Street Health Restricted Stock Award that is outstanding as of immediately prior to the Effective Time will automatically be assumed by Parent and converted into a corresponding CVS Health restricted stock award (each, an “Assumed Restricted Stock Award”) on the same terms and conditions (including applicable vesting and expiration provisions) as applied to each such Oak Street Health Restricted Stock Award immediately prior to the Effective Time, except that each Assumed Restricted Stock Award will cover a number of whole shares of CVS Health common stock (“CVS Health Common Stock”) equal to the product of the number of shares of Oak Street Health Common Stock underlying such Assumed Restricted Stock Award as of immediately prior to the Effective Time multiplied by the Equity Award Exchange Ratio (as defined below), and such Assumed Restricted Stock Award will provide that the unvested portion, if any, of such Assumed Restricted Stock Award will immediately vest and settle upon a termination of the holder’s employment or services without cause or a resignation by the holder for good reason that occurs within the twelve (12) month period following the Effective Time;

(e)	each Oak Street Health restricted stock unit award (each, a “Oak Street Health RSU”) outstanding as of immediately prior to the Effective Time that is vested or, as a result of the Merger, would become vested as of the Effective Time (in each case, with any performance conditions applicable to such Oak Street Health RSU determined in accordance with the applicable award agreement as of immediately prior to the Effective Time) will automatically be cancelled and converted into the right to receive, an amount in cash (without interest and subject to applicable tax withholdings) equal to the product of the Per Share Price multiplied by the number of shares of Oak Street Health Common Stock subject to such Oak Street Health RSU as of immediately prior to the Effective Time (“Cash-Out Oak Street Health RSU”);

(f)	each Oak Street Health RSU granted on or after the date of the Merger Agreement and is outstanding and unvested as of the Effective Time will automatically be assumed by Parent and converted into a corresponding CVS Health restricted stock unit award (each, an “Assumed RSU Award”) on the same terms and conditions (including applicable vesting and expiration provisions) as applied to each such Assumed RSU Award immediately prior to the Effective Time, except that each Assumed RSU Award will cover a number of whole shares of CVS Health Common Stock equal to the product of the number of shares of Oak Street Health Common Stock underlying such Assumed RSU Award as of immediately prior to the Effective Time multiplied by the Equity Award Exchange Ratio; and

(g)	each Oak Street Health RSU (other than Cash-Out Oak Street Health RSUs and Oak Street Health RSUs granted on or after the date of the Merger Agreement) that is outstanding and unvested immediately prior to the Effective Time will automatically be cancelled and converted into the contractual right to receive a payment in an amount of cash (without interest and subject to applicable tax withholdings) equal to the Per Share Price multiplied by the total number of shares of Oak Street Health Common Stock subject to such Oak Street Health RSU as of immediately prior to the Effective Time (each, a “Converted RSU Cash Award”), and each Converted RSU Cash Award will be subject to the same terms and conditions (including time-based vesting) as applied to such Oak Street Health RSU immediately prior to the Effective Time and will become payable in accordance with the original vesting schedule applicable to the corresponding Oak Street Health RSU, except that each Converted RSU Cash Award will provide that the unvested portion, if any, of such Converted RSU Cash Award will immediately vest and become payable upon a termination of the holder’s employment or services without cause or a resignation by the holder for good reason that occurs within the twelve (12) month period following the Effective Time.

For purposes of the Merger Agreement, the “Equity Award Exchange Ratio” means the quotient obtained by dividing (i) the Per Share Price by (ii) the volume weighted average closing sale price (rounded to the nearest cent) of one share of CVS Health Common Stock as reported on the New York Stock Exchange as reported on Bloomberg L.P. under the function “VWAP” (or, if not reported therein, in another authoritative source mutually selected by the parties) for the ten (10) consecutive trading days ending on (and including) the date that is two (2) trading days immediately preceding the Effective Time (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events), rounded to the nearest 0.0001.

Consummation of the Merger is subject to certain conditions, including, but not limited to, (i) Oak Street Health’s receipt of the approval of the Merger Agreement by stockholders holding a majority of the voting power of the outstanding shares of Oak Street Health Common Stock, (ii) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iii) the absence of any law, injunction, judgment, decision or order (whether temporary, preliminary or permanent) prohibiting, enjoining or otherwise making illegal the consummation of the Merger, and (iv) the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) since the date of the Merger Agreement. The Closing is not conditioned upon Parent’s ability to obtain financing.

Oak Street Health has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of Oak Street Health and its subsidiaries prior to the Effective Time. The Merger Agreement also includes covenants requiring Oak Street Health not to: (i) solicit, initiate, propose or knowingly induce, the making of any offer or proposal that constitutes or would reasonably be expected to lead to an acquisition proposal; (ii) furnish any non-public information relating to Oak Street Health or any of its subsidiaries or any Affiliated Practice (as defined in the Merger Agreement) to any person (other than Parent, Merger Sub, or any designees of Parent or Merger Sub) in connection with the making, submission or announcement of, or to knowingly encourage, induce or facilitate, an inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an acquisition proposal; (iii) participate or engage in discussions or negotiations with any third party with respect to an inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an acquisition proposal; (iv) approve, endorse or recommend an acquisition proposal; or (v) enter into any agreement with respect to an acquisition proposal. However, if the Oak Street Health Board receives an acquisition proposal (that did not result from a breach of the no-shop covenants in the Merger Agreement, other than a de minimis breach) and following such receipt, the Oak Street Health Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal and the failure to take such action would reasonably be likely to be inconsistent with the Oak Street Health Board’s fiduciary duties under applicable law, then the Oak Street Health Board is permitted, subject to the terms and conditions set forth in the Merger Agreement, to terminate the Merger Agreement and change its recommendation to Oak Street Health’s stockholders to vote to approve the Merger Agreement (subject to certain matching rights in favor of Parent).

The Merger Agreement contains certain termination rights for each of Oak Street Health and Parent. Oak Street Health will be required to pay Parent a termination fee in an amount equal to $300,000,000, (i) if the Merger Agreement is terminated due to Oak Street Health accepting a superior proposal, (ii) if the Merger Agreement is terminated due to the Oak Street Health Board changing its recommendation to Oak Street Health’s stockholders to vote to approve the Merger Agreement or (iii) if the Merger Agreement is terminated (A) (x) due to failure obtain the required approval of the Merger by a majority of the Company’s stockholders or (y) due to the Company’s uncured breach of its representations, warranties and covenants set forth in the Merger Agreement, (B) prior to the taking of a vote or the breach, as applicable, giving rise to such termination right, a third party shall have publicly made an acquisition proposal, and (C) within 12 months of such termination of the Merger Agreement, Oak Street Health enters into or consummates any alternate acquisition transaction.

The Merger Agreement further provides that Parent will be required to pay Oak Street Health a termination fee in an amount equal to $500,000,000 in the event the Merger Agreement is terminated under certain specified circumstances and receipt of antitrust approval has not been obtained by such time.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Oak Street Health, Parent, CVS Health, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in CVS Health’s or Oak Street Health’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Oak Street Health, Parent, CVS Health and Merger Sub and the transactions contemplated by the Merger Agreement (the “Transactions”) that will be contained in or attached as an annex to the proxy statement that Oak Street Health will file in connection with the Transactions, as well as in the other filings that CVS Health and Oak Street Health will make with the U.S. Securities and Exchange Commission (the “SEC”).

Voting Agreements

In connection with the Merger Agreement, certain Oak Street Health stockholders, including certain affiliates of General Atlantic LLC and Newlight Partners LP and certain members of the Oak Street Health Board (collectively, the “Voting Stockholders”) have each entered into a voting agreement (the “Voting Agreements”) with Parent and Oak Street Health pursuant to which, among other things, each Voting Stockholder has agreed to vote the shares of Oak Street Health Common Stock owned by such Voting Stockholder (i) in favor of the adoption of the Merger Agreement, and (ii) against any action or agreement that would reasonably be expected to prevent or materially delay the ability of Oak Street Health to consummate the Transactions. The Voting Stockholders collectively own approximately 44.9% of the total outstanding Oak Street Health Common Stock.

The Voting Agreements terminate upon the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement, (iii) an Adverse Amendment (as defined in the Voting Agreements), (iv) mutual written consent of the parties thereto, and (v) a change of recommendation of the Oak Street Health Board to Oak Street Health’s stockholders to vote to approve the Merger Agreement.

The foregoing description of the Voting Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Voting Agreement, which is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health or Oak Street Health. This Current Report on Form 8-K contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding CVS Health’s expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Statements in this Current Report on Form 8-K that are forward looking may include, but are not limited to, statements regarding the benefits of the proposed acquisition of Oak Street Health and the associated integration plans, expected synergies and revenue opportunities, anticipated future operating performance and results of CVS Health, the expected management and governance of Oak Street Health following the acquisition and the expected timing of the closing of the proposed acquisition and other transactions contemplated by the Merger Agreement. By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Such risks and uncertainties include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the right of CVS Health or Oak Street Health or both of them to terminate the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the failure to obtain applicable regulatory or Oak Street Health stockholder approval in a timely manner or otherwise; the risk that the acquisition may not close in the anticipated timeframe or at all due to one or more of the other closing conditions to the transaction not being satisfied or waived; the risk that there may be unexpected costs, charges or expenses resulting from the proposed acquisition; risks related to the ability of CVS Health and Oak Street Health to successfully integrate the businesses and achieve the expected synergies and operating efficiencies within the expected timeframes or at all and the possibility that such integration may be more difficult, time consuming or costly than expected; risks that the proposed transaction disrupts CVS Health’s or Oak Street Health’s current plans and operations; the risk that certain restrictions during the pendency of the proposed transaction may impact CVS Health’s or Oak Street Health’s ability to pursue certain business opportunities or strategic transactions; risks related to disruption of each company’s management’s time and attention from ongoing business operations due to the proposed transaction; continued availability of capital and financing and rating agency actions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of CVS Health’s and/or Oak Street Health’s common stock, credit ratings or operating results; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of CVS Health and Oak Street Health to retain and hire key personnel, to retain customers and to maintain relationships with each of their respective business partners, suppliers and customers and on their respective operating results and businesses generally, including with respect to Humana Inc. and its affiliates, which lease or license to Oak Street Health a majority of Oak Street Health’s primary care centers; the risk of litigation that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers and/or regulatory actions related to the proposed acquisition, including the effects of any outcomes related thereto; risks related to unpredictable and severe or catastrophic events, including but not limited to acts of terrorism, war or hostilities, cyber attacks, or the impact of the COVID-19 pandemic or any other pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide on CVS Health’s or Oak Street Health’s business, financial condition and results of operations, as well as the response thereto by each company’s management; and other business effects, including the effects of industry, market, economic, political or regulatory conditions. Also, CVS Health’s and Oak Street Health’s actual results may differ materially from those contemplated by the forward-looking statements for a number of additional reasons as described in CVS Health’s and Oak Street Health’s respective SEC filings, including those set forth in the Risk Factors section and under any “Forward-Looking Statements” or similar heading in CVS Health’s or Oak Street Health’s respective most recently filed Annual Report on Form 10-K, Oak Street Health’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and CVS Health’s and Oak Street Health’s Current Reports on Form 8-K.

You are cautioned not to place undue reliance on CVS Health’s or Oak Street Health’s forward-looking statements. CVS Health’s and Oak Street Health’s respective forward-looking statements are and will be based upon each company’s management’s then-current views and assumptions regarding CVS Health’s proposed acquisition of Oak Street Health, future events and operating performance, and are applicable only as of the dates of such statements. Neither CVS Health nor Oak Street Health assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
2.1†	Agreement and Plan of Merger, dated as of February 7, 2023, by and among CVS Pharmacy, Inc., Halo Merger Sub Corp., Oak Street Health, Inc. and, for the limited purposes set forth therein, CVS Health Corporation.
99.1	Form of Voting Agreement.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).
†	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS HEALTH CORPORATION

Date: February 8, 2023	By:	/s/ Shawn M. Guertin
NAME: Shawn M. Guertin
TITLE: Executive Vice President and Chief Financial Officer